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                                                                    Exhibit 23.3

                         INDEPENDENT AUDITORS' CONSENT

   We consent to the incorporation by reference in this Registration Statement of ATMI, Inc. on Form S-3 of our report dated May 1, 1998 relating to the consolidated financial statements of NOW Technologies, Inc. and Subsidiaries for the year ended March 31, 1998 appearing in ATMI, Inc.'s Annual Report on Form 10-K/A for the year ended December 31, 1999 and its Current Report on Form 8-K/A dated July 7, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

                                          /s/ Deloitte & Touche LLP

Minneapolis, Minnesota
September 19, 2000